UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2005

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Sterling Financial Corporation (the "Corporation") previously disclosed in its Form 8-K, filed with the Securities and Exchange Commission on April 25, 2005, that the Corporation had retained Tito L. Lima as the Corporation's Chief Financial Officer, effective May 23, 2005. On May 16, 2005, the Corporation entered into an employment agreement (the "Agreement") with Mr. Lima (the "Executive") whereby Mr. Lima will serve as the Corporation's Chief Financial Officer.

The following summary of the Agreement is qualified in its entirety by reference to the text of the Agreement which is attached to this Form 8-K/A as Exhibit 10.12 and is incorporated herein by reference.

The Agreement provides for Mr. Lima to be employed by the Corporation as its Chief Financial Officer for a three year period beginning May 23, 2005 with such Agreement to automatically renew for a one year term, unless earlier terminated pursuant to the terms of the Agreement. Pursuant to the terms of the Agreement, the Executive will receive annual compensation of no less than $215,000 and shall participate in the Corporation's bonus programs availabe to senior executives, including the Corporation's Gain Sharing Plan. The Executive shall also be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at the Corporation, including the Corporation's Long-Term Incentive Compensation Plan and stock option plans, subject to the terms of the plans. In addition, the Executive shall be entitled to paid time off in accordance with the Corporation's policies then in effect for senior management and he shall be entitled to reimbursement for reasonable business expenses including dues, fees, assessments and other business expenses associated with the Executive's membership in a mutually agreed upon country club.

The Agreement also provides that if the Executive is terminated for "cause" (as defined in the Agreement), all rights under the Agreement automatically terminate. If terminated without cause, the Executive receives 2 years of continued benefits and 2 times Agreed Compensation (sum of highest Annual Base Salary and average of bonuses for 3 calendar years immediately preceding termination. If employment terminates prior to the Executive working 3 calendar years, then the average of annual bonuses is based upon the bonuses received in the full calendar years during which the Executive was employed. If employment terminates prior to working a full calendar year, then Agreed Compensation only equals the highest Annual Base Salary). If the Executive quits for good reason (as defined in the Agreement), the Executive receives the Annual Salary due for the remainder of the term of the Agreement and continued benefits for the same period. If the Executive quits or is terminated within 365 days following a change in control of the Corporation (as defined in the Agreement), the Executive receives 2.5 times Agreed Compensation and continued benefits for 2½ years. The Agreement automatically terminates upon the Executive’s disability (unable to perform duties for 180 days or more as the result of physical or mental impairment), except that the Executive is entitled to benefits under the Corporation's disability plan and continued health and welfare benefits for such period of time.

Additionally, the Executive is subject to non-compete and non-solicit agreements for 2 years following termination of employment (if the Executive terminates for good reason, until the end of the employment agreement term).

For additional information, reference is made to the employment agreement attached to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) In connection with the hiring of Mr. Lima as the Corporation's Chief Financial Officer, as described above, the Corporation and Mr. Lima entered into an employment agreement, the details of such employment agreement are outlined under Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

10.12 Employment Agreement, dated May 16, 2005, between Sterling Financial Corporation and Tito L. Lima

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

May 19, 2005	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.12	Employment Agreement, dated May 16, 2005, between Sterling Financial Corporation and Tito L. Lima